Lincoln Electric Reports Second Quarter 2020 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2020 RESULTS

Second Quarter 2020 Highlights
▪ Net sales decline 24.0% on lower organic sales
▪ Operating income margin of 6.7%; Adjusted operating income margin of 10.7%
▪ EPS of $0.45; Adjusted EPS of $0.80
▪ Solid balance sheet profile and strong cash flow generation with 189% cash conversion
▪ Cost reduction actions now estimated to provide $55 to $65 million of benefits in 2020

CLEVELAND, Monday, July 27, 2020 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2020 net income of $27.0 million, or diluted earnings per share (EPS) of $0.45, which includes special item after-tax net charges of $21.0 million, or $0.35 EPS. This compares with prior year period net income of $85.5 million, or $1.36 EPS, which included special item after-tax net benefits of $4.6 million, or $0.08 EPS. Excluding these items, second quarter 2020 adjusted net income was $48.0 million, or $0.80 EPS. This compares with $80.9 million, or $1.28 EPS in the prior year period. The effective tax rate was 19.8% in the second quarter 2020 as compared with 17.4% in the prior year period. Excluding special items, the adjusted effective tax rate was 20.3%, or 22.0% in the comparable 2019 period.

Second quarter 2020 sales decreased 24.0% to $590.7 million from a 24.8% decrease in organic sales and 1.1% unfavorable foreign exchange, partially offset by a 2.0% benefit from acquisitions. Operating income for the second quarter 2020 was $39.8 million, or 6.7% of sales, including $23.2 million in rationalization and asset impairment charges, which are primarily non-cash charges. This compares with operating income of $105.2 million, or 13.5% of sales, in the prior year period. Excluding special items, adjusted operating income was $63.0 million, or 10.7% of sales, as compared with $105.9 million, or 13.6% of sales, in the prior year period.

“As we navigate through the pandemic, I am proud of how effectively we are managing employee safety while serving our customers,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “We continued to generate strong cash flows and increased liquidity, while achieving solid second quarter profitability through aggressive cost management." Mapes commented, “As the pace of recovery remains uncertain, we have expanded our cost action initiatives and now expect to generate $55 to $65 million in realized cost savings in 2020. We remain confident in our disciplined management of the business, strong cash flow generation, returns, and balance sheet profile.”

Six Months 2020 Summary

Net income for the six months ended June 30, 2020 was $82.6 million, or $1.37 EPS. This compares with $156.9 million, or $2.47 EPS, in the comparable 2019 period. Reported EPS includes special item after-tax charges of $26.3 million or $0.44 EPS, as compared with special item after-tax net benefits of $1.1 million, or $0.01 EPS in the prior year period. Excluding these items, adjusted net income for the six months ended June 30, 2020 decreased 30.1% to $108.9 million, or $1.81 EPS, compared with $155.9 million, or $2.46 EPS, in the comparable 2019 period. The effective tax rate was 24.7% for the six months ended June 30, 2020 as compared with 20.1% in the prior year period. Excluding special items, the adjusted effective tax rate was 24.1%, which compares to 22.4% in the comparable 2019 period.

Sales decreased 15.8% to $1.3 billion in the six months ended June 30, 2020 from a 17.3% decrease in organic sales, 1.2% unfavorable foreign exchange, partially offset by a 2.6% benefit from acquisitions. Operating income for the six months ended June 30, 2020 was $120.8 million, or 9.3% of sales. This compares with operating income of $199.7 million, or 13.0% of sales, in the comparable 2019 period. Excluding special items, adjusted operating income was $151.4 million, or 11.7% of sales, as compared with $204.7 million, or 13.3% of sales, in the comparable 2019 period.

Lincoln Electric Reports Second Quarter 2020 Financial Results

Webcast Information

A conference call to discuss second quarter 2020 financial results will be webcast live today, July 27, 2020, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 9627497. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the second quarter 2020 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 59 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") outbreak, on the Company or its customers, suppliers and the economy in general.  The Company has experienced the negative impacts of COVID-19 on its markets and operations; however, the ultimate duration and severity on the Company's business remains unknown. New and changing government actions to address the COVID- 19 pandemic continue to occur on a regular basis. As a result, the countries in which the Company’s products are manufactured and distributed are in varying stages of restrictions. Certain jurisdictions have had to re-establish restrictions due to a resurgence in COVID-19 cases. Additionally, although many of the Company’s

Lincoln Electric Reports Second Quarter 2020 Financial Results

customers have begun to re-open or increase operating levels, such customers may be forced to close or limit operations as any new COVID-19 outbreaks occur. Even as government restrictions are lifted and economies gradually reopen, the shape of the economic recovery is uncertain and may continue to negatively impact the Company's results of operations, cash flows and financial position in subsequent quarters. Given this current level of economic and operational uncertainty over the impacts of COVID-19, the ultimate financial impact cannot be reasonably estimated at this time. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the quarter ended March 31, 2020.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$590,727	100.0%	$777,008	100.0%	$(186,281)	(24.0%)
Cost of goods sold	401,349	67.9%	507,127	65.3%	105,778	20.9%
Gross profit	189,378	32.1%	269,881	34.7%	(80,503)	(29.8%)
Selling, general & administrative expenses	126,376	21.4%	163,388	21.0%	37,012	22.7%
Rationalization and asset impairment charges	23,238	3.9%	1,307	0.2%	(21,931)	(1,678.0%)
Operating income	39,764	6.7%	105,186	13.5%	(65,422)	(62.2%)
Interest expense, net	5,881	1.0%	5,898	0.8%	17	0.3%
Other income (expense)	(203)	—	4,196	0.5%	(4,399)	(104.8%)
Income before income taxes	33,680	5.7%	103,484	13.3%	(69,804)	(67.5%)
Income taxes	6,667	1.1%	18,040	2.3%	11,373	63.0%
Effective tax rate	19.8%		17.4%		(2.4%)
Net income including non-controlling interests	27,013	4.6%	85,444	11.0%	(58,431)	(68.4%)
Non-controlling interests in subsidiaries’ income (loss)	17	—	(8)	—	25	312.5%
Net income	$26,996	4.6%	$85,452	11.0%	$(58,456)	(68.4%)

Basic earnings per share	$0.45		$1.37		$(0.92)	(67.2%)
Diluted earnings per share	$0.45		$1.36		$(0.91)	(66.9%)
Weighted average shares (basic)	59,354		62,305
Weighted average shares (diluted)	59,831		62,970
	Six Months Ended June 30,				Fav (Unfav) to Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$1,292,718	100.0%	$1,536,182	100.0%	$(243,464)	(15.8%)
Cost of goods sold	866,018	67.0%	1,007,880	65.6%	141,862	14.1%
Gross profit	426,700	33.0%	528,302	34.4%	(101,602)	(19.2%)
Selling, general & administrative expenses	276,103	21.4%	323,796	21.1%	47,693	14.7%
Rationalization and asset impairment charges	29,759	2.3%	4,842	0.3%	(24,917)	(514.6%)
Operating income	120,838	9.3%	199,664	13.0%	(78,826)	(39.5%)
Interest expense, net	11,339	0.9%	11,221	0.7%	(118)	(1.1%)
Other income (expense)	106	—	7,959	0.5%	(7,853)	(98.7%)
Income before income taxes	109,605	8.5%	196,402	12.8%	(86,797)	(44.2%)
Income taxes	27,037	2.1%	39,492	2.6%	12,455	31.5%
Effective tax rate	24.7%		20.1%		(4.6%)
Net income including non-controlling interests	82,568	6.4%	156,910	10.2%	(74,342)	(47.4%)
Non-controlling interests in subsidiaries’ income (loss)	10	—	(22)	—	32	145.5%
Net income	$82,558	6.4%	$156,932	10.2%	$(74,374)	(47.4%)

Basic earnings per share	$1.38		$2.50		$(1.12)	(44.8%)
Diluted earnings per share	$1.37		$2.47		$(1.10)	(44.5%)
Weighted average shares (basic)	59,769		62,733
Weighted average shares (diluted)	60,300		63,419

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2020	December 31, 2019
Cash and cash equivalents	$143,055	$199,563
Total current assets	1,007,779	1,075,581
Property, plant and equipment, net	502,249	529,344
Total assets	2,199,039	2,371,213
Total current liabilities	568,571	563,135
Short-term debt (1)	49,597	34,969
Long-term debt, less current portion	715,817	712,302
Total equity	660,111	819,077

Operating Working Capital	June 30, 2020	December 31, 2019
Accounts receivable, net	$339,102	$374,649
Inventories	417,525	393,748
Trade accounts payable	226,799	273,002
Operating working capital	$529,828	$495,395

Average operating working capital to Net sales (2)	22.4%	16.8%

Invested Capital	June 30, 2020	December 31, 2019
Short-term debt (1)	$49,597	$34,969
Long-term debt, less current portion	715,817	712,302
Total debt	765,414	747,271
Total equity	660,111	819,077
Invested capital	$1,425,525	$1,566,348

Total debt / invested capital	53.7%	47.7%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income as reported	$39,764	$105,186	$120,838	$199,664
Special items (pre-tax):
Rationalization and asset impairment charges (2)	23,238	1,307	29,759	4,842
Acquisition transaction and integration costs (3)	—	1,014	—	1,804
Amortization of step up in value of acquired inventories (4)	—	1,399	806	1,399
Gains on asset disposals (5)	—	(3,045)	—	(3,045)
Adjusted operating income (1)	$63,002	$105,861	$151,403	$204,664
As a percent of total sales	10.7%	13.6%	11.7%	13.3%

Net income as reported	$26,996	$85,452	$82,558	$156,932
Special items:
Rationalization and asset impairment charges (2)	23,238	1,307	29,759	4,842
Acquisition transaction and integration costs (3)	—	1,014	—	1,804
Pension settlement charges (6)	3,334	—	3,334	—
Amortization of step up in value of acquired inventories (4)	—	1,399	806	1,399
Gains on asset disposals (5)	—	(3,554)	—	(3,554)
Tax effect of Special items (7)	(5,576)	(4,751)	(7,552)	(5,564)
Adjusted net income (1)	47,992	80,867	108,905	155,859
Non-controlling interests in subsidiaries’ loss	17	(8)	10	(22)
Interest expense, net	5,881	5,898	11,339	11,221
Income taxes as reported	6,667	18,040	27,037	39,492
Tax effect of Special items (7)	5,576	4,751	7,552	5,564
Adjusted EBIT (1)	$66,133	$109,548	$154,843	$212,114

Effective tax rate as reported	19.8%	17.4%	24.7%	20.1%
Net special item tax impact	0.5%	4.6%	(0.6%)	2.3%
Adjusted effective tax rate (1)	20.3%	22.0%	24.1%	22.4%

Diluted earnings per share as reported	$0.45	$1.36	$1.37	$2.47
Special items per share	0.35	(0.08)	0.44	(0.01)
Adjusted diluted earnings per share (1)	$0.80	$1.28	$1.81	$2.46

Weighted average shares (diluted)	59,831	62,970	60,300	63,419

(1)
Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, asset impairments of long-lived assets and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.

(4)	Related to an acquisition and are included in Cost of goods sold.

(5)	Primarily included in Cost of goods sold.

(6)	Related to lump sum pension payments and are included in Other income (expense).

(7)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the three and six months ended June 30, 2019.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2020	2019
Net income as reported	$218,735	$314,310
Rationalization and asset impairment charges	40,105	8,410
Acquisition transaction and integration costs	—	3,607
Pension settlement charges	3,334	5,928
Amortization of step up in value of acquired inventories	2,415	1,399
Gains on asset disposals	—	(3,554)
Gain on change in control	(7,601)	—
Tax effect of Special items (2)	(9,374)	(11,295)
Adjusted net income (1)	$247,614	$318,805
Plus: Interest expense, net of tax of $6,439 and $6,178 in 2020 and 2019, respectively	19,348	18,569
Less: Interest income, net of tax of $563 and $1,302 in 2020 and 2019, respectively	1,691	3,912
Adjusted net income before tax-effected interest	$265,271	$333,462

Invested Capital	June 30, 2020	June 30, 2019
Short-term debt	$49,597	$30,110
Long-term debt, less current portion	715,817	710,458
Total debt	765,414	740,568
Total equity	660,111	846,058
Invested capital	$1,425,525	$1,586,626

Return on invested capital (1)	18.6%	21.0%

	Twelve Months Ended June 30,
Total Debt / EBITDA	2020	2019
Net income as reported	$218,735	$314,310
Income taxes	62,955	72,377
Interest expense, net	23,533	19,533
Depreciation and amortization	83,313	75,275
EBITDA (1)	$388,536	$481,495

	June 30, 2020	June 30, 2019
Total debt	$765,414	$740,568

Total debt / EBITDA	1.97	1.54

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended June 30, 2019.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$26,996	$85,452
Non-controlling interests in subsidiaries’ income (loss)	17	(8)
Net income including non-controlling interests	27,013	85,444
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	22,141	(355)
Depreciation and amortization	20,050	20,351
Equity earnings in affiliates, net	(81)	(769)
Other non-cash items, net	(1,106)	1,325
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	49,364	5,629
Increase in inventories	(12,977)	(13,129)
Decrease in trade accounts payable	(23,439)	(362)
Net change in other current assets and liabilities	20,717	28,595
Net change in other long-term assets and liabilities	2,359	(622)
NET CASH PROVIDED BY OPERATING ACTIVITIES	104,041	126,107

INVESTING ACTIVITIES:
Capital expenditures	(13,183)	(20,262)
Acquisition of businesses, net of cash acquired	—	(107,843)
Proceeds from sale of property, plant and equipment	118	8,410
NET CASH USED BY INVESTING ACTIVITIES	(13,065)	(119,695)

FINANCING ACTIVITIES:
Net change in borrowings	(82,682)	29,980
Proceeds from exercise of stock options	955	323
Purchase of shares for treasury	(3,213)	(85,330)
Cash dividends paid to shareholders	(29,139)	(29,541)
NET CASH USED BY FINANCING ACTIVITIES	(114,079)	(84,568)

Effect of exchange rate changes on Cash and cash equivalents	2,783	883
DECREASE IN CASH AND CASH EQUIVALENTS	(20,320)	(77,273)
Cash and cash equivalents at beginning of period	163,375	267,134
Cash and cash equivalents at end of period	$143,055	$189,861

Cash dividends paid per share	$0.49	$0.47

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$82,558	$156,932
Non-controlling interests in subsidiaries’ income (loss)	10	(22)
Net income including non-controlling interests	82,568	156,910
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	21,905	1,069
Depreciation and amortization	41,078	39,252
Equity earnings in affiliates, net	(243)	(1,217)
Other non-cash items, net	(5,288)	5,719
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	23,666	(21,271)
Increase in inventories	(30,378)	(27,767)
Decrease in trade accounts payable	(40,115)	(15,469)
Net change in other current assets and liabilities	32,410	13,947
Net change in other long-term assets and liabilities	410	812
NET CASH PROVIDED BY OPERATING ACTIVITIES	126,013	151,985

INVESTING ACTIVITIES:
Capital expenditures	(25,011)	(36,513)
Acquisition of businesses, net of cash acquired	—	(107,843)
Proceeds from sale of property, plant and equipment	6,218	8,712
Other investing activities	—	2,000
NET CASH USED BY INVESTING ACTIVITIES	(18,793)	(133,644)

FINANCING ACTIVITIES:
Net change in borrowings	15,095	29,977
Proceeds from exercise of stock options	2,002	960
Purchase of shares for treasury	(112,975)	(160,914)
Cash dividends paid to shareholders	(59,814)	(60,101)
NET CASH USED BY FINANCING ACTIVITIES	(155,692)	(190,078)

Effect of exchange rate changes on Cash and cash equivalents	(8,036)	2,749
DECREASE IN CASH AND CASH EQUIVALENTS	(56,508)	(168,988)
Cash and cash equivalents at beginning of period	199,563	358,849
Cash and cash equivalents at end of period	$143,055	$189,861

Cash dividends paid per share	$0.98	$0.94

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2020
Net sales	$333,229	$177,167	$80,331	$—	$590,727
Inter-segment sales	27,493	4,286	1,753	(33,532)	—
Total	$360,722	$181,453	$82,084	$(33,532)	$590,727

Net income					$26,996
As a percent of total sales					4.6%

EBIT (1)	$20,695	$9,117	$11,713	$(1,964)	$39,561
As a percent of total sales	5.7%	5.0%	14.3%		6.7%
Special items charges (gains) (3)	26,007	565	—	—	26,572
Adjusted EBIT (2)	$46,702	$9,682	$11,713	$(1,964)	$66,133
As a percent of total sales	12.9%	5.3%	14.3%		11.2%

Three months ended June 30, 2019
Net sales	$476,607	$212,306	$88,095	$—	$777,008
Inter-segment sales	34,811	4,188	2,113	(41,112)	—
Total	$511,418	$216,494	$90,208	$(41,112)	$777,008

Net income					$85,452
As a percent of total sales					11.0%

EBIT (1)	$83,072	$17,805	$13,488	$(4,983)	$109,382
As a percent of total sales	16.2%	8.2%	15.0%		14.1%
Special items charges (gains) (4)	1,779	(2,627)	—	1,014	166
Adjusted EBIT (2)	$84,851	$15,178	$13,488	$(3,969)	$109,548
As a percent of total sales	16.6%	7.0%	15.0%		14.1%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2020 reflect Rationalization and asset impairment charges of $22,673 and $565 in Americas Welding and International Welding, respectively, and pension settlement charges of $3,334 in Americas Welding,

(4)
Special items in 2019 reflect Rationalization and asset impairment charges of $380 in Americas Welding and $927 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding, gains on disposals of assets of $3,554 in International Welding and acquisition transaction and integration costs of $1,014 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Six months ended June 30, 2020
Net sales	$751,764	$375,090	$165,864	$—	$1,292,718
Inter-segment sales	52,276	8,769	3,478	(64,523)	—
Total	$804,040	$383,859	$169,342	$(64,523)	$1,292,718

Net income					$82,558
As a percent of total sales					6.4%

EBIT (1)	$90,207	$9,595	$24,205	$(3,063)	$120,944
As a percent of total sales	11.2%	2.5%	14.3%		9.4%
Special items charges (gains) (3)	27,197	6,702	—	—	33,899
Adjusted EBIT (2)	$117,404	$16,297	$24,205	$(3,063)	$154,843
As a percent of total sales	14.6%	4.2%	14.3%		12.0%

Six months ended June 30, 2019
Net sales	$934,326	$430,392	$171,464	$—	$1,536,182
Inter-segment sales	64,199	8,397	3,980	(76,576)	—
Total	$998,525	$438,789	$175,444	$(76,576)	$1,536,182

Net income					$156,932
As a percent of total sales					10.2%

EBIT (1)	$163,488	$28,943	$24,007	$(8,815)	$207,623
As a percent of total sales	16.4%	6.6%	13.7%		13.5%
Special items charges (gains) (4)	3,115	(428)	—	1,804	4,491
Adjusted EBIT (2)	$166,603	$28,515	$24,007	$(7,011)	$212,114
As a percent of total sales	16.7%	6.5%	13.7%		13.8%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2020 reflect Rationalization and asset impairment charges of $23,863 and $5,896 in Americas Welding and International Welding, respectively, amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $3,334 in Americas Welding,

(4)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding and $3,126 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding, gains on disposals of assets of $3,554 in International Welding and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2019	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2020
Operating Segments
Americas Welding	$476,607	$(139,035)	$—	$(1,405)	$(2,938)	$333,229
International Welding	212,306	(44,452)	15,219	(1,280)	(4,626)	177,167
The Harris Products Group	88,095	(6,891)	—	278	(1,151)	80,331
Consolidated	$777,008	$(190,378)	$15,219	$(2,407)	$(8,715)	$590,727

% Change
Americas Welding		(29.2%)	—	(0.3%)	(0.6%)	(30.1%)
International Welding		(20.9%)	7.2%	(0.6%)	(2.2%)	(16.6%)
The Harris Products Group		(7.8%)	—	0.3%	(1.3%)	(8.8%)
Consolidated		(24.5%)	2.0%	(0.3%)	(1.1%)	(24.0%)

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2019	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2020
Operating Segments
Americas Welding	$934,326	$(176,727)	$6,190	$(6,797)	$(5,228)	$751,764
International Welding	430,392	(74,959)	33,521	(2,971)	(10,893)	375,090
The Harris Products Group	171,464	(4,091)	—	601	(2,110)	165,864
Consolidated	$1,536,182	$(255,777)	$39,711	$(9,167)	$(18,231)	$1,292,718

% Change
Americas Welding	—%	(18.9%)	0.7%	(0.7%)	(0.6%)	(19.5%)
International Welding		(17.4%)	7.8%	(0.7%)	(2.5%)	(12.8%)
The Harris Products Group		(2.4%)	—	0.4%	(1.2%)	(3.3%)
Consolidated		(16.7%)	2.6%	(0.6%)	(1.2%)	(15.8%)